EXHIBIT 1(a)


                            DISTRIBUTION AGREEMENT


      Distribution Agreement ("Agreement") made this ___ day of September, 1998, by and between 1st Atlantic Guaranty Corporation, a Maryland corporation (the "Company"), and CI Investments, Inc., a Georgia corporation ("Distributor") (collectively, the "Parties").

      WHEREAS, the Company is organized and intends to operate as a face-amount certificate company and is so registered under the Investment Company Act of 1940, as amended, (the "Act"), and has registered or will register the face-amount certificates it issues under the Securities Act of 1933 ("1933 Act"), to the extent required thereby, on Form S-1 ("Registration Statement"); and

      WHEREAS, the Board of Directors of the Company ("Board") has established and authorized the issuance of those types of face-amount certificates listed on Schedule A hereto (each, a "Certificate" and collectively, the "Certificates"), as the same may be amended from time to time by mutual written agreement of the Parties ("Schedule A"); and

      WHEREAS, Distributor desires to act as a principal underwriter and a distributor of the Certificates; and

      WHEREAS, Distributor is a broker-dealer registered under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"); and


      NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:


      1.    APPOINTMENT AND OBLIGATION OF UNDERWRITER.

            The Company hereby appoints Distributor as a principal underwriter and a distributor for the sale of the Certificates and Distributor hereby accepts such appointment. Distributor shall be obligated to perform the services for the Company as described in this Agreement. By accepting this appointment, Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. Distributor further represents and warrants that it is and at all times will be qualified to serve as a principal underwriter for an investment company registered under the Act, and that none of its directors, officers or employees


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are or will be subject to disqualification under the Act if Distributor serves as principal underwriter of the Company.


      2.    SALE OF CERTIFICATES.

      2.1 AVAILABILITY OF CERTIFICATES. The Company agrees to issue such Certificates as Distributor may sell in accordance with the terms and conditions set forth herein and the disclosure in the Company's Registration Statement.

      2.2 BEST EFFORTS. Distributor agrees to use its best efforts to promote the sale of Certificates, but is not obligated to sell any specific number of Certificates.

      2.3   REJECTION   OR   SUSPENSION   OF   SALES;    CORPORATE    ACTIONS.
Notwithstanding anything herein to the contrary:

            (a)   Distributor   may   temporarily   suspend   its  efforts  to
      effectuate sales of Certificates at any time when in its opinion no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

            (b) the Company may, at any time, reject for any reason any order to purchase any Certificate. In addition, the Board may suspend or terminate the offering of any Certificate, if such action is required by law, judicial order, or by regulatory authorities having jurisdiction, or if the Board, in its sole discretion, acting in good faith and in light of its fiduciary duties under applicable law, determines that such action is in the best interests of the Company's shareholders. Further, the Company reserves the right at all times to take any corporate actions, including, but not limited to, the dissolution, merger, and sale of its assets, solely upon the authorization of its Board.

      2.4 PURCHASE PAYMENTS. Distributor shall accept purchase payments for Certificates as described in the Company's then effective prospectus relating to the Certificates as it may be amended or supplemented from time to time ("Prospectus," unless the context otherwise requires).

      2.5 MANNER OF OFFERING. Distributor shall offer the Certificates for sale in the manner described in the Company's Prospectus, and only in those jurisdictions where Distributor is legally able to offer or sell such Certificates.

      2.6 COMPENSATION. As compensation for services rendered hereunder, Distributor shall be entitled to payment of compensation on the sale of Certificates in accordance with Schedule A.

      2.7 ORDER AND PAYMENT PROCESSING. Distributor shall immediately transmit to the Company any order to purchase Certificates. Such order shall consist of a completed application to purchase a Certificate, accompanied by a check made payable to the Company, or any other

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form of payment  deemed  acceptable by the Company.  The Company,  in its sole discretion, reserves the right to reject, for any reason, any application for the purchase of a Certificate.

      2.8 PURCHASES FOR OWN ACCOUNT. Distributor shall not purchase Certificates for its own account for purposes of resale to the public. Distributor, to the extent disclosed in the Prospectus, may purchase such Certificates for its own investment account upon its written assurance to the Company that the purchase is for investment purposes only and that such Certificates will not be resold.

      2.9 SELLING GROUP AGREEMENTS. Distributor may, from time to time, effect offers and sales of the Certificates through unaffiliated broker-dealers that are registered under the 1934 Act, that are members of the NASD, and that have entered into an appropriate selling group agreement with Distributor, each of which shall be approved by the Company prior to its implementation. Distributor may allow these broker-dealers such commissions or discounts as are authorized and approved by the Company.

      2.10 NON-EXCLUSIVITY. Notwithstanding anything herein to the contrary, the Company may appoint other entities in addition to Distributor to serve as a principal underwriter and/or a distributor of the Company's Certificates.


      3.    WITHDRAWAL, SURRENDER, AND EXCHANGE REQUESTS.

      Distributor shall immediately forward any withdrawal or surrender request, or a request to exchange one type of Certificate for another, that it receives to the Company. All such requests shall be provided in a manner deemed acceptable by the Company. Payments of withdrawal and surrender proceeds will be made by the Company directly to the Certificate holder.


      4.    ALLOCATION OF EXPENSES.

      Except as set forth herein, each Party shall bear all expenses of fulfilling its duties and obligations under this Agreement. However, the Company may bear some of Distributor's initial costs in selling the Certificates, as the Parties may mutually agree from time to time.


      5.    MARKETING MATERIALS.

      5.1 PREPARATION, PRINTING, AND DISTRIBUTION. Distributor, at its sole cost, shall be responsible for preparing, printing, and distributing, or causing the same to be done, all marketing materials to be used in connection with its offer and sale of Certificates, including but not limited to, all such materials used in connection with Distributor's efforts to effect offers and sales of Certificates directly or through unaffiliated broker-dealers. As used herein, "marketing materials" shall include any "advertisement" or "sales literature," as those terms are defined in Section 2210(a) of the NASD's Conduct Rules, as amended from time to time, and shall include any so-

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called "dealer only" materials, as well as any Prospectuses,  periodic reports to shareholders ("Reports"), and other materials sent to persons other than the then current Certificate holders (except that the Company shall bear the cost of preparing, printing, and distributing any Prospectuses, Reports, and other materials specified in paragraph 6.3, below). All marketing materials created by Distributor in connection with the sale of the Certificates shall be the sole property of the Company, and the Company is entitled to use such marketing materials at any time in its sole discretion without consent of Distributor.

      5.2 COMPANY APPROVAL. Distributor shall submit definitive copies of all marketing materials to the Company for its approval, which shall not be unreasonably withheld, at least ten (10) business days prior to their first use. The Company shall be deemed to have granted its approval of such marketing materials unless it objects within such ten (10) business day period.

      5.3 REGULATORY APPROVALS. Distributor shall, to the extent required, file in a timely manner all marketing materials with the NASD, the Securities and Exchange Commission ("SEC"), or any other regulatory body, as appropriate, and shall obtain any necessary approval of these regulatory bodies of any marketing materials.


      6.    NON-MARKETING MATERIALS.

      6.1 SHAREHOLDER CORRESPONDENCE. Distributor, at its sole cost, shall be responsible for preparing, printing, and distributing, or causing the same to be done, all correspondence with Certificate holders in its capacity as a principal underwriter or a distributor, except for correspondence prepared, printed, and distributed by Distributor at the Company's request. Distributor shall, from time to time, make such correspondence available to the Company for review upon request.

      6.2 CONFIRMATIONS. Distributor, at its sole cost, shall be responsible for preparing, printing, and distributing in a timely manner, or causing the same to be done, confirmations of Certificate holder transactions required to be delivered pursuant to applicable law.

      6.3 PROSPECTUSES, REPORTS, ETC. The Company, at its sole cost, shall be responsible for preparing, printing, and distributing, or causing the same to be done, all Prospectuses, Reports, proxy materials, and other documents required by applicable law to be provided to Certificate holders of each Portfolio, and for filing such materials with the NASD, SEC or any other regulatory body, as appropriate, and shall obtain any necessary approval of these regulatory bodies of these materials.


      7.    CONDUCT OF BUSINESS.

      7.1 GENERAL. Distributor shall be subject to the direction and control of the Company in the sale of the Certificates. In selling Certificates, Distributor shall comply in all respects with the requirements of all federal and state laws and regulations and the regulations of the NASD, relating to the sale of the Certificates. Neither Distributor nor any other person is authorized by the

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Company to give any  information  or to make any  representations,  other than those contained in the Company's Registration Statement or Prospectus, and any marketing materials authorized by responsible officers of the Company.

      7.2 INDEPENDENT CONTRACTOR. Distributor shall undertake and discharge its obligations hereunder as an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way and shall not be deemed to be an employee of the Company. Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees, and for injury to such agents or employees or to others through its agents or employees. Distributor shall assume full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

      7.3 NON-EXCLUSIVE SERVICES. Distributor's services pursuant to this Agreement shall not be deemed to be exclusive, and Distributor may render similar services and act as an underwriter, distributor or dealer for other face-amount certificate companies in the offering of their face-amount certificates, consistent with its best efforts obligations set forth herein.

      7.4 RECORDS. Distributor shall maintain and preserve such records as are necessary or appropriate to record its transactions with the Company, as required by applicable law. Distributor shall promptly return to the Company all records relating to the Company, free from any claim or retention of rights by Distributor and without charge by Distributor except for its direct expense. Distributor shall also maintain and preserve records listing each unaffiliated broker-dealer or any individuals contacted by Distributor with respect to the Certificates, including all lists of potential contacts purchased from others in this regard. All such records and lists shall be deemed property of the Company, and made available for inspection and copying upon request.

      7.5 NOTICE. Distributor shall promptly provide notice to the Company of any inquiry or investigation with respect to Distributor's activities initiated or conducted by the NASD, Securities and Exchange Commission, or any other federal or state regulatory entity.


      8.    INDEMNIFICATION.

      8.1 GENERAL. Distributor shall indemnify and hold harmless the Company and each of its Directors and officers (or former Directors and officers) and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, "Indemnitees") against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitee under the 1933 Act or under common law or otherwise, which arise out of or are based upon:

            (a) any untrue or alleged untrue statement of a material fact contained in information furnished to the Company by Distributor for use in the Company's Registration Statement, Prospectus, Reports or other documents sent to its Certificate holders,

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            (b)   any omission or alleged omission to state a material fact in connection with information furnished to the Company by Distributor for use in the Company's Registration Statement, Prospectus, Reports or other documents sent to its Certificate holders, which fact is required to be stated in any of such documents or necessary to make such information not misleading,

            (c) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on written information furnished by the Company, or

            (d) the willful misconduct or failure to exercise reasonable care and diligence on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible with respect to services rendered under this Agreement. This indemnity provision, however, shall not operate to protect any officer or Director of the Company from any liability to the Company or any Certificate holder by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

      8.2 LIMITATIONS; NOTICE OF CLAIM; ASSUMPTION OF DEFENSE. In case any action shall be brought against any Indemnitee, Distributor shall not be liable under its indemnity agreement contained in paragraph 8.1, above, with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent), but failure to notify Distributor of any such claim shall not relieve it from liability to the Indemnitees against whom such action is brought otherwise than on account of paragraph 8.1, above. Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnitees that are defendants in the suit. In the event Distributor elects to assume the defense of any such suit and retain such counsel, the Indemnitees that are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case Distributor does not elect to assume the defense of any such suit, Distributor will reimburse the Indemnitees that are defendants in the suit for the reasonable fees and expenses of any counsel retained by them. Distributor shall promptly notify the Company of the commencement of any litigation or proceedings in connection with the issuance or sales of the Certificates.


      9.    TERM AND TERMINATION.

      9.1 TERM. This Agreement shall become effective upon the date first written above and shall remain in force for one year from such date, and shall continue annually thereafter but only so long as such continuance is specifically approved by a majority of the Board who are not parties to

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this Agreement,  or interested  persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      9.2 TERMINATION. This Agreement may be terminated at any time without the payment of any penalty, by the Company or by Distributor, on sixty days' written notice to the other party.


      10.   DEFINITIONS.

      As used herein the terms "investment company," "face-amount certificate company," "principal underwriter," "interested person," and "affiliated person" shall have the meanings set forth in the 1933 Act or the Act, and the rules and regulations thereunder. Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles of Incorporation, By-Laws, or any applicable statute or regulation.


      11.   NOTICES.

      Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the address of the Company shall be 4847 Cordell Avenue, Suite 200, Bethesda, Maryland 20814, and the address for Distributor shall be ________________________________________________________.


      12.   SEVERABILITY.

      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.


      13.   CONFIDENTIALITY.

      Distributor shall not disclose or use any records or information obtained pursuant to this Agreement, pursuant to its relationship with the Company, or in the course of discharging its obligations hereunder, in any manner whatsoever except as expressly authorized by this Agreement or in a writing by the Company, or as expressly required by applicable federal or state regulatory authorities.


      14.   APPLICABLE LAW.

      This Agreement shall be governed by the laws of the State of Maryland, notwithstanding any conflict of laws provisions thereof, and shall be construed to promote the operation of the Company as a face-amount certificate company.

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      15.   PARTIES TO COOPERATE.

      The Company and Distributor agree to fully cooperate with each other in assuring compliance under this Agreement with all federal and state laws and regulations.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                            1st ATLANTIC GUARANTY COMPANY


                                            By:  ________________________
                                                 John J. Lawbaugh
                                                 President

Attest: ________________________


                                            CI INVESTMENTS, INC.


                                            By:  __________________________


Attest: ________________________

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                                  SCHEDULE A

      This Schedule A is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted. This Schedule A sets out the names of the types of Certificates covered by the Agreement and the compensation of Distributor for the services rendered with respect thereto.

NAMES OF CERTIFICATES

Accumulator Certificates   Cornerstone Certificates   Growth Certificates
Premier Certificates       Reserve Certificates

COMPENSATION

      For its services rendered pursuant to the Agreement, Distributor shall be entitled to receive, as full compensation therefor, the following sales commissions (subject to any scheduled variations or eliminations of commission as set forth in the Company's Prospectus):

COMMISSION SCHEDULE

      All commissions due upon the sale of any Certificate are calculated as a percentage of the initial purchase payment for such Certificate, EXCEPT that with respect to the sale of the Accumulator Certificate, the commission payable shall be calculated as a percentage of the total purchase payments scheduled to be paid during the first year of any such Accumulator Certificate. Commissions rates are as follows:

      A.    For direct sales by Distributor

      *     applicable to  Certificates  with guarantee  periods of one (1) to five (5) years.....................____ %
      *     applicable  to  Certificates  with  guarantee  periods of ten (10)
            years..............................____ %

      B.    For sales by Distributor through Selling Group Agreements

      *     applicable to  Certificates  with guarantee  periods of one (1) to five (5) years.....................0.25 %
      *     applicable  to  Certificates  with  guarantee  periods of ten (10)
            years..............................0.25 %

      A commission becomes payable only upon acceptance, by the Company, of the application to purchase a Certificate, and after payment for such Certificate is made. The Company will make payment of all commissions then payable on the 15th and last day of each calendar month.

      In the event an Accumulator Certificate is surrendered prior to the end of the first Certificate year, Distributor shall immediately return to the Company any commission paid with respect to scheduled purchase payments that the Certificate holder failed to pay.

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      If any Certificate is tendered to the Company for surrender within seven
(7) business days after the Company's acceptance of the original purchase order for such Certificate, Distributor shall immediately return to the Company the full sales commission paid to Distributor on the original sale. The Company shall notify Distributor, or cause Distributor to be notified, of such surrender within 10 days of the day on which the Company receives notice of such surrender.

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